Exhibit 10.2

OMNIBUS AMENDMENT TO

LONG-TERM INCENTIVE PLANS

This Amendment (this “Amendment”) to the ITT Corporation 2011 Omnibus Incentive Plan (the “2011 Plan”), the ITT Corporation 2003 Equity Incentive Plan (the “2003 Plan”), and the ITT Corporation 1997 Long-Term Incentive Plan (the “1997 Plan”, and together with the 2011 Plan and the 2003 Plan, the “Plans”) is hereby adopted.

WHEREAS, ITT Corporation, an Indiana corporation (the “Company”), has entered into an Agreement and Plan of Merger, dated as of May 16, 2016, among the Company, ITT Inc., an Indiana corporation (“New ITT”), and ITT LLC, an Indiana limited liability company, pursuant to which the Company will be merged into ITT LLC, with ITT LLC surviving the merger, and New ITT will become the successor issuer to the Company pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, and the publicly traded parent company of ITT LLC (the “Reorganization”);

WHEREAS, in connection with the Reorganization, each share of Company common stock, par value $1.00 per share, will be exchanged for a share of New ITT common stock, par value $1.00 per share;

WHEREAS, the Company intends for the sponsorship of the Plans to transfer to New ITT (the “Plan Transfers”), effective as of the date of, and contingent upon, the consummation of the Reorganization (the “Transfer Effective Date”); and

WHEREAS, the parties desire to rename and amend each Plan to reflect the Plan Transfers.

NOW, THEREFORE, the Plans are amended as follows:

1.	In accordance with Section 14.1 of the 2011 Plan, the 2011 Plan is amended, effective as of the Transfer Effective Date, in the following respects:

a.	The 2011 Plan is hereby renamed the “ITT 2011 Omnibus Incentive Plan”, and all references to “ITT Corporation 2011 Omnibus Incentive Plan” shall be removed and replaced with “ITT 2011 Omnibus Incentive Plan”.

b.	All references to “ITT Corporation” in the 2011 Plan shall be removed and replaced with “ITT Inc.”

c.	The reference to the “Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans” in Section 17.14 (Retirement and Welfare Plans) shall refer to the retirement plans (both qualified and non-qualified) and welfare benefit plans of the Company (as such term is defined in the 2011 Plan as amended above) and its Affiliates (as defined in the 2011 Plan).

d.	The second paragraph of Section 1.1 shall be removed and replaced with the following:

“The Plan was approved by the Board of Directors of ITT Corporation on February 23, 2011 and originally became effective as of May 11, 2011 (the ‘Effective Date’), the day following ITT Corporation’s 2011 Annual Meeting of Shareholders. The Plan replaces the ITT Corporation 2003 Equity Incentive Plan (the ‘Prior Plan’). Awards previously granted under the Prior Plan will remain in effect subject to their terms and the terms of the Prior Plan. In connection with the Agreement and Plan of Merger, dated as of May 16, 2016, among ITT Corporation, ITT Inc., and ITT LLC (the ‘Merger Agreement’), the Plan transferred from ITT Corporation to ITT Inc. and was amended, effective as of the consummation of the transactions contemplated by the Merger Agreement. The Plan was previously known as the ‘ITT Corporation 2011 Omnibus Incentive Plan’.”

2.	In accordance with Section 13.1 of the 2003 Plan, the 2003 Plan is amended, effective as of the Transfer Effective Date, in the following respects:

a.	The 2003 Plan is hereby renamed the “ITT 2003 Equity Incentive Plan” and all references to “ITT Corporation 2003 Equity Incentive Plan” shall be removed and replaced with “ITT 2003 Equity Incentive Plan”.

b.	All references to “ITT Corporation” in the 2003 Plan shall be removed and replaced with “ITT Inc.”

c.	The reference to the “Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans” in Section 16.14 (Retirement and Welfare Plans) shall refer to the retirement plans (both qualified and non-qualified) and welfare benefit plans of the Company (as such term is defined in the 2003 Plan as amended above) and its Affiliates (as defined in the 2003 Plan).

d.	The second paragraph of Section 1.1 of the 2003 Plan shall be removed and replaced with the following:

“The Plan first became effective as of May 13, 2003 (the ‘Effective Date’) and was amended and restated as of February 15, 2008. In connection with the Agreement and Plan of Merger, dated as of May 16, 2016, among ITT Corporation, ITT Inc., and ITT LLC (the ‘Merger Agreement’), the Plan transferred from ITT Corporation to ITT Inc. and was amended, effective as of the consummation of the transactions contemplated by the Merger Agreement. The Plan was previously known as the ‘ITT Industries, Inc. 2003 Long-Term Incentive Plan’ and the ‘ITT Corporation 2003 Equity Incentive Plan’. The Plan shall remain in effect as provided in Section 1.3 hereof.”

3.	In accordance with Section 3.2 of the 1997 Plan, the 1997 Plan is amended, effective as of the Transfer Effective Date, in the following respects:

a.	The 1997 Plan is hereby renamed the “ITT 1997 Long-Term Incentive Plan” and all references to “ITT Corporation 1997 Long-Term Incentive Plan” shall be removed and replaced with “ITT 1997 Long-Term Incentive Plan”.

b.	All references to “ITT Corporation” in the 1997 Plan shall be removed and replaced with “ITT Inc.”

c.	Section 1.1 of the 1997 Plan shall be removed and replaced with the following:

“Establishment of the Plan. ITT Industries, Inc., an Indiana corporation, established this incentive compensation plan to be known as the ‘ITT Industries 1997 Long-Term Incentive Plan’ (the ‘Plan’), as set forth in this document. The Plan first became effective as of January 1, 1997. The Plan was amended and restated as of February 15, 2008, and was renamed the ‘ITT Corporation 1997 Long-Term Incentive Plan.’ In connection with the Agreement and Plan of Merger, dated as of May 16, 2016, among ITT Corporation, ITT Inc. (the ‘Company’), and ITT LLC (the ‘Merger Agreement’), the Plan transferred from ITT Corporation to the Company and was amended, effective as of the consummation of the transactions contemplated by the Merger Agreement, and was renamed the ‘ITT 1997 Long-Term Incentive Plan.’ The Plan shall remain in effect until terminated by the Board.”

4.	In accordance with Article 16 of the 2011 Plan, Article 15 of the 2003 Plan, and Section 10.6 of the 1997 Plan, New ITT shall assume all of the obligations of the Company under each of the Plans, respectively, and any awards granted thereunder that are outstanding as of the Transfer Effective Date (each an “Award”), and each Award shall be deemed transferred to New ITT and amended to the extent consistent with the changes provided herein.

5.	In connection with the Reorganization, each share of the Company’s common stock reserved for issuance under the Plans or issued, or issuable, pursuant to Awards shall be converted into one share of New ITT common stock.

6.	Each of the Plans is hereby amended to provide that the Board of Directors of New ITT (the “New Board”) and the Compensation and Personnel Committee of the New Board shall each have authority to amend or terminate the Plan, and the Compensation and Personnel Committee (“Old Committee”) of the Board of Directors of the Company (the “Old Board”) shall no longer have such authority.

7.	Neither the Company, the Old Board, or the Old Committee shall have any further obligations under the Plans and the awards granted thereunder.

8.	Except as amended by this Amendment, each Plan, and all outstanding awards granted thereunder, shall remain in full force and effect.

9.	This Amendment shall be governed and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer to the substantive law of another jurisdiction.

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